Exhibit 5.1


                  (JOSEPH I. EMAS, ATTORNEY-AT-LAW LETTERHEAD)
Board of Directors

RE:      ENTECH ENVIRONMENTAL TECHNOLOGIES, INC.

      Registration Statement on Form SB-2

Ladies and Gentlemen:

As counsel for the Company, I have examined the Company's certificate of incorporation, by-laws, and such other corporate records, documents and proceedings and such questions of laws I have deemed relevant for the purpose of this opinion.

I have also, as counsel for the Company, examined the Registration Statement (the "Registration Statement") of your Company on Form SB-2, covering the registration under the Securities Act of 1933 of up to 110,244,587 shares of Common Stock, $0.001 par value of the Company.

My review has also included the form of prospectus for the issuance of such securities (the "Prospectus") filed with the Registration Statement.

On the basis of such examination, I am of the opinion that:

1. The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Florida, with corporate power to conduct its business as described in the Registration Statement.

2. The Company has an authorized capitalization of 100,000,000_shares of Common Stock and 10,000,000 shares of Preferred Stock.

3. The shares of Common Stock offered hereby will be duly and validly issued as fully paid and non-assessable, the shares of Common Stock to be issued and outstanding in the event of the exercise of the Warrants described in the Registration Statement are duly and validly authorized and, upon the issuance thereof, will be duly and validly issued as fully paid and non-assessable, and the shares of Common Stock to be issued and outstanding in the event of the conversion of the promissory notes described in the Registration Statement are duly and validly authorized and, upon the issuance thereof, will be duly and validly issued as fully paid and non-assessable


4. The shares of Common Stock currently issued and outstanding are duly and validly issued as fully paid and non-assessable.


This  opinion   includes  my  opinion  on  Florida  law  including  the  Florida
Constitution, all applicable provisions of Florida statutes, and reported judicial decisions interpreting those laws.


3. The units offered and the shares of Common Stock to be issued and outstanding in the event of the exercise of the Warrants described in the Registration Statement are duly and validly authorized and, upon the issuance thereof, will be duly and validly issued as fully paid and non-assessable.

This  opinion   includes  my  opinion  on  Nevada  law   including   the  Nevada
Constitution, all applicable provisions of Nevada statutes, and reported judicial decisions interpreting those laws.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the
Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.
..


Very truly yours,
/s/    JOSEPH I. EMAS
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JOSEPH I. EMAS, ESQUIRE